UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2018
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2018, the following proposals were approved by the stockholders of Nu Skin Enterprises, Inc. (the "Company") at the Company's 2018 Annual Meeting of Stockholders:

•	Election of nine directors;

•	Advisory approval of the Company's executive compensation; and

•	Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2018.

The voting results were as follows:
	For	Against	Abstain	Broker Non-Votes
Election of Directors
Nevin N. Andersen	37,822,240	5,899,569	11,030	4,552,975
Daniel W. Campbell	43,220,789	501,027	11,023	4,552,975
Andrew D. Lipman	37,503,493	6,072,558	156,788	4,552,975
Steven J. Lund	43,513,126	208,690	11,023	4,552,975
Neil H. Offen	38,058,986	5,662,695	11,158	4,552,975
Thomas R. Pisano	43,396,334	324,548	11,957	4,552,975
Zheqing (Simon) Shen	43,653,304	67,706	11,829	4,552,975
Ritch N. Wood	43,642,025	78,864	11,950	4,552,975
Edwina D. Woodbury	43,123,679	599,333	9,827	4,552,975

Advisory Vote to Approve the Company's Executive Compensation	42,884,197	820,732	27,908	4,552,977

Ratification of PricewaterhouseCoopers LLP	47,424,596	851,709	9,509	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
 Chief Financial Officer

Date:  June 11, 2018